UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934 (Amendment No._)

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(Name of Registrant as Specified In Its Charter)

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NOTICE OF SHAREHOLDER ACTION

June __, 2018

To Our Stockholders:

NOTICE IS HEREBY GIVEN that on June 12, 2018, the holders of a majority of our outstanding shares of common stock, in lieu of a meeting of the stockholders, authorized and approved the following by written consent:

An amendment and restatement of our current certificate of incorporation (the “Charter”) to (i) increase the number of shares of common stock authorized for issuance; (ii) change certain default voting rights of the preferred and common stockholders; (iii) modify the requirements for submitting nominations for directors; (iv) clarify that a majority of the directors can fill vacancies on the Board of Directors (the “Board”); (v) permit stockholder removal of directors without cause; (vi) eliminate the restrictions on stockholders’ ability to take certain actions by written consent; (vii) delete provisions restricting the Company from entering into business combinations with interested stockholders; (viii) clarify the indemnification obligations of the Company; (ix) eliminate certain supermajority voting requirements to amend the Amended and Restated By-Laws of the Company (the “Bylaws”); (x) eliminate certain supermajority voting requirements to amend the Charter; and (xi) make certain conforming changes and provide that directors need not be elected by written ballot.

The amended and restated Charter is attached hereto as Annex A (the “Amended and Restated Charter”). The Amended and Restated Charter was unanimously approved and declared advisable to our stockholders by our Board pursuant to the Charter and approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law, which permits any action to be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted.

The accompanying Information Statement is being furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. The Amended and Restated Charter will not be effective until filed with the Delaware Secretary of State. We intend to file the Amended and Restated Charter twenty (20) calendar days after the accompanying Information Statement is first mailed to our stockholders. This Information Statement is being mailed to you on or about June ___, 2018 to stockholders of record as of June ___, 2018.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US PROXY.

By Order of the Board of Directors:

/s/ Nick A. Caporella
Nick A. Caporella
Chairman of the Board
and Chief Executive Officer

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

National Beverage Corp., a Delaware corporation (the ”Company”, “we”, “our” or “us”) is furnishing this information statement (the “Information Statement”) to the stockholders record of the Company as of June __, 2018 (the “Record Date”) in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Delaware General Corporation Law (the “DGCL”). No action is requested or required on your part. This information statement is first being sent or given on or about June __, 2018 to our stockholders of record as of the Record Date.

The Company’s certificate of incorporation (the “Charter”), which was adopted in 1991, contained various anti-takeover provisions which are designed to constrain or forestall potential merger or acquisition activity with an “unfriendly” party through supermajority voting and other restrictive provisions. In order to modify our Charter and provide for additional authorized common shares and eliminate these outmoded provisions, the actions described below have been taken:

An amendment and restatement of our current Charter to (i) increase the number of shares of common stock authorized for issuance; (ii) change certain default voting rights of the preferred and common stockholders; (iii) modify the requirements for submitting nominations for directors; (iv) clarify that a majority of the directors can fill vacancies on the Board of Directors (the “Board”); (v) permit stockholder removal of directors without cause; (vi) eliminate the restrictions on stockholders’ ability to take certain actions by written consent; (vii) delete provisions restricting the Company from entering into business combinations with interested stockholders; (viii) clarify the indemnification obligations of the Company; (ix) eliminate certain supermajority voting requirements to amend the Amended and Restated By-Laws of the Company (the “Bylaws”); (x) eliminate certain supermajority voting requirements to amend the Charter; and (xi) make certain conforming changes and provide that directors need not be elected by written ballot.

For full provisions, please see a copy of the amended and restated Charter (the “Amended and Restated Charter”) which is attached as Annex A.

Summary of the Corporate Actions

On May 14, 2018, the Amended and Restated Charter, more fully described in the section entitled “Amended and Restated Certificate of Incorporation” below, was unanimously approved and declared advisable to our stockholders by our Board pursuant to Article Eleventh of the Charter. On June 12, 2018, we had a total of 46,618,240 shares of common stock, par value $.01 per share (“Common Stock”) issued and outstanding, of which, 34,244,585 shares, or approximately 73.5% were beneficially owned by our Chairman and Chief Executive Officer Nick A. Caporella (the “Consenting Stockholder”) (see “Security Ownership—Principal Shareholders” below). On June 13, 2018, the Consenting Shareholder approved the actions set forth herein by written consent in lieu of a special meeting.

Voting Rights and Outstanding Shares

We are not seeking consent, authorizations or proxies from you. Following approval by the Board pursuant to Article Eleventh of the Charter, under Section 228 of the DGCL the written consent of the holders of outstanding shares of stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of outstanding stock entitled to vote thereon was required to approve the Amended and Restated Charter. This Information Statement constitutes the notice required by Section 228 of the DGCL.

As of the Record Date, we had __________ shares of Common Stock outstanding and entitled to vote and 150,000 shares of Series C Preferred Stock, par value $1 per share, which are held as treasury stock and therefore have no voting rights with respect to any matters acted upon by the Company’s stockholders.

Pursuant to Rule 14c-2 of the Exchange Act, the corporate actions set forth herein will not be adopted until a date at least twenty days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on July ___, 2018, when we file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”).

There are no rights of appraisal or similar rights of dissenters with respect to the Amended and Restated Charter.

The entire cost of furnishing this Information Statement will be borne by the Company. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such brokers and other custodians, nominees and fiduciaries and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

The Board has unanimously proposed, and the Consenting Stockholder holding approximately [73.5]% of our outstanding shares of Common Stock on the Record Date, has approved amending and restating the Charter, which consisted of amendments to ten sections of the Charter contained in Article Fourth, Fifth, Sixth, Seventh, Ninth, Tenth and Eleventh of the Charter, respectively. The Amended and Restated Charter, is set forth in Annex A to this Information Statement. The Amended and Restated Charter will become effective as of the Effective Date.

Increase in Common Stock Authorized

Article Fourth, Section 1 of the Charter currently authorizes the Company to issue a total of 75,000,000 shares of Common Stock. Pursuant to the Amended and Restated Charter, such section increases the total number of shares of Common Stock authorized for issuance to 200,000,000.

We are increasing the number of shares of Common Stock authorized in order to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuance of shares pursuant to employee stock option plans, and for possible future acquisitions, but we presently have no specific need or plan to issue any such shares of Common Stock.

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Stockholders do not have preemptive rights with respect to future issuances of Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership of Common Stock.

The increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders of the Company. However, the Board will have the authority to issue the additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of the NASDAQ Global Select Market or any stock exchange on which the securities of the Company may be listed. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of existing stockholders, thereby diluting the voting power of their Common Stock.

Elimination of Class Vote of Preferred Stockholders

Article Fourth, Section 2 of the Charter currently does not prevent the holders of any class of stock from voting separately as a class on an amendment that would increase or decrease the aggregate number of shares of such class authorized for issuance, and therefore pursuant to Section 242(b)(2) of the DGCL, the holders of preferred stock would be entitled to a separate class vote on a proposal to increase the number of authorized shares of preferred stock. The Amended and Restated Charter eliminates this class voting right for holders of preferred stock, as permitted by Section 242(b)(2) of the DGCL.

Elimination of Right of Common Stockholders to Vote on Amendments to Preferred Stock

Article Fourth, Section 2 of the Charter currently authorizes the Board to adopt, without stockholder approval, a resolution creating one or more series of preferred stock and setting forth the terms of such preferred stock; however after the issuance of any shares of preferred stock, in the absence of provision to the contrary in the Charter, subsequent amendments to the terms of any outstanding shares of a series of preferred stock would require a vote by the Board and by holders of Common Stock, voting together with any holders of preferred stock that are also entitled to vote on such amendment. The Amended and Restated Charter eliminates the right of holders of Common Stock to vote on amendments to the Charter that relate solely to the terms of any outstanding shares of one or more series of preferred stock entitled to vote on any such amendment.

Modifications to the Requirements for Submitting Nominations for Director Elections

Article Fifth, Section 3 of the Charter currently imposes certain notice and other requirements that a stockholder must satisfy to nominate candidates for election as directors of the Company. The Amended and Restated Charter includes the following:

(i)

changes the time period for stockholders to submit notice to the Company of their nominees for directors from between 60 and 90 days in advance of the date of the annual meeting to between 45 and 75 days before the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting, except in limited circumstances, including if there has been an increase in the number of directors to be elected, or if the annual meeting of stockholders is held more than 30 days before or after the anniversary of the preceding year’s annual meeting. For nominees proposed for election at a special meeting of stockholders at which directors are to be elected, stockholders would be required to submit notice of their nominees for election no later than the later of the 90th day before the meeting, or the 10th day after the date that public announcement is first made of the date of the meeting;

(ii)

clarifies that the time period for stockholders to submit notice of nominees for directors applies even if an annual or special meeting of stockholders is adjourned or if the meeting has been noticed and is later postponed;

(iii)

describes specific information required to be included in stockholders’ notice of nominees for directors, including information about the director nominees and the stockholder making the nominations, including certain information required by Article II, Section 2.2(d)(2) of the Bylaws;

(iv)	clarifies that the Bylaws may impose additional requirements that the stockholder must satisfy to submit nominees for directors; and

(v)

clarifies that a stockholder nominating one or more candidates for election as directors must be a record stockholder as of the date the notice of nominees is submitted to the Company and as of the record date for purposes of determining the stockholders entitled to vote at the meeting at which the directors are proposed to be elected.

Providing that Majority of Directors in Office Can Fill Vacancies on the Board

Article Fifth, Section 4 of the Charter currently provides that a majority of the directors then in office may fill newly created directorships, but is silent with respect to filling other vacancies resulting from the death, resignation, disqualification or removal of a director. The Amended and Restated Charter provides that a majority of the directors then in office generally may fill any vacant directorship, consistent with the default provisions of the DGCL.

Permitting Stockholder Removal of Directors Without Cause

Article Fifth, Section 5 of the Charter currently provides that a director may be removed only for cause by the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote in the election of directors. The Amended and Restated Charter provides that any director, or the entire Board, may be removed with or without cause by the vote of a majority of the shares then entitled to vote at an election of directors, provided that, if the holders of any class or series of shares is entitled to elect one or more directors, no director so elected may be removed without cause unless the removal is approved by a majority of the votes of the class or series that is entitled to vote on the election of that director. Article Fifth was also amended to provide that directors need not be elected by written ballot.

Elimination of Restrictions on Stockholders Acting by Written Consent

Except as otherwise provided in the Charter, Article Sixth currently prohibits stockholders from acting by written consent (in lieu of a stockholder meeting) to take certain actions currently required or permitted by Articles Fifth, Seventh, Tenth or Eleventh of the Charter, each of which (and the proposed amendments to such Articles) are described herein.  This section has been removed from the Amended and Restated Charter, and consequentially pursuant to Section 228 of the DGCL, the stockholders of the Company will be permitted to take action permitted under the Amended and Restated Charter by written consent of such stockholders having the minimum number of votes that would be necessary to take the action if the action were taken at a meeting at which all shares entitled vote were present and voted.

Article Sixth of the Charter also currently provides that (i) annual meetings of stockholders may be called only by a majority of the Board, the Board Chairman, the President or the Chief Executive Officer and (ii) Special meetings of stockholders may be called only by the Board Chairman, the President, the Chief Executive Officer or the Board pursuant to a resolution approved by a majority of the entire Board. This section has been removed from the Amended and Restated Charter, and we intend to include a similar provision in the Bylaws.

Removing Provisions Restricting the Company from Entering into Business Combinations with Interested Stockholders

Article Seventh of the Charter currently provides that any Business Combination (as defined therein) involving the Company (or its subsidiaries) and an Interested Shareholder or its Affiliates or Associates (each, as defined therein) be approved by the holders of at least 80% of the voting power of the shares of stock entitled to vote, and by the holders of a majority of such shares that are not beneficially owned, directly or indirectly, by an Interested Shareholder (“Supermajority Approval”), unless the Business Combination is approved by a majority of the Continuing Directors and satisfies certain fairness requirements and other conditions set forth in Section 2 of Article Seventh. Article Seventh has been removed from the Amended and Restated Charter. This means (i) a person with beneficial ownership of 20% or more of the outstanding voting stock in the Company may enter into business combinations with the Company or its subsidiaries without requirements previously set forth in Article Seventh and (ii) transactions that are currently defined in the Charter as Business Combinations only require stockholder approval if the DGCL or other applicable law requires that the transaction be submitted for stockholder approval, and the stockholder vote necessary to approve such transaction would be a simple majority vote (or other voting standard) required by the DGCL or other applicable law.

Indemnification Obligations of the Company

Article Ninth of the Charter currently provides for rights to indemnification and advancement of certain expenses to current or former directors and officers of the Company, and certain persons serving at the request of the Company as a director, officer, employee or agent of another entity (“Indemnitees”). The Amended and Restated Charter provides that the Company is not required to indemnify such Indemnitees in connection with proceedings commenced by an Indemnitee, unless such proceedings are authorized by the Company or such proceedings are brought by an Indemnitee to enforce his or her right to recover indemnification or advancement from the Company. The new Article Ninth also clarifies the rights of Indemnitees, and the obligations of the Company, when an Indemnitee brings a suit to enforce his or her right to indemnification or advancement under Article Ninth.

Clarifying Voting Requirements to Amend the Bylaws through the Elimination of Certain Supermajority Approvals

Article Tenth of the Charter currently requires Supermajority Approval to amend Section 2.3 of Article II (which relates to who can call a special meeting of the stockholders and what the notice of such meeting must include), and Sections 3.1 and 3.2 of Article III, of the Bylaws (which relate to the fixing of the number of directors by the Board and the Charter’s supremacy over the nomination, term and removal of directors), unless such amendment is declared advisable by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies on the Board and, if there is an Interested Shareholder, a majority of the Continuing Directors. The requirement for Supermajority Approval to amend Section 2.3 of Article II, and Sections 3.1 and 3.2 of Article III, of the Bylaws has been removed from the Amended and Restated Charter, and as such the votes required to amend Sections 2.3, 3.1 and 3.2 would be governed by the Bylaws and DGCL. This means amendments to the Bylaws may be adopted by a majority of the directors present at a meeting at which a quorum of the Board is present (or by unanimous written consent of the directors), or at a stockholder meeting at which a quorum is present by the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on such amendment, or by written consent.

Clarifying Voting Requirements to Amend the Charter through the Elimination of Certain Supermajority Approvals

Article Eleventh of the Charter currently requires Supermajority Approval to amend Articles Fifth through Eleventh of the current Charter unless such amendment is declared advisable by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies on the Board and, if there is an Interested Shareholder, a majority of the Continuing Directors. Article Fifth relates to the number, nomination, classification, election, term and removal of directors and the filling of vacancies. Articles Sixth, Seventh, Ninth and Tenth are as described above. Article Eighth sets forth a provision eliminating the monetary liability of directors for certain breaches of fiduciary duty, as permitted by the DGCL. Article Eleventh has been amended in the Amended and Restated Charter to remove the requirement for Supermajority Approval to amend Articles Fifth through Eleventh. This would allow amendments to Articles Fifth through Eleventh to be adopted by the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on such amendment, or by written consent.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacities as stockholders (which interest does not differ from that of other holders of the Common Stock), none of our directors or officers or their associates have any substantial interest, direct or indirect, by security holdings or otherwise, in the Amended and Restated Charter.

NO APPRAISAL RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ or appraisal rights with respect to an increase of our authorized shares or any other action taken by the Consenting Stockholder, and we will not independently provide stockholders with any such rights.

SECURITY OWNERSHIP

Principal Shareholders

As of June 12, 2018, 46,618,240 shares of Common Stock were outstanding and, as of such date, the only persons known by the Company to beneficially own more than 5% of the outstanding Common Stock were the following:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Nick A. Caporella 8100 Southwest Tenth Street Fort Lauderdale, Florida 33324	34,244,585[1]	73.5%

IBS Partners Ltd. 1127 Eldridge Parkway Suite 300-0137 Houston, Texas 77077	33,302,246	71.4%

[1]

Includes 33,302,246 shares owned by IBS Partners Ltd. (“IBS”). IBS is a Texas limited partnership whose sole general partner is IBS Management Partners, Inc., a Texas corporation. IBS Management Partners, Inc. is owned by Mr. Nick A. Caporella. By virtue of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), Mr. Caporella would be deemed to beneficially own the shares of Common Stock owned by IBS. Also includes 27,056 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneficial ownership.

Directors and Executive Officers

The table below reflects, as of June 12, 2018, the number of shares of Common Stock beneficially owned by the directors and each of the executive officers and the number of shares of Common Stock beneficially owned by all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Nick A. Caporella	34,244,585[1]	73.5%
Joseph G. Caporella	449,240[2]	1.0%
Cecil D. Conlee	51,296[3]	*
Samuel C. Hathorn, Jr.	96,206[4]	*
Stanley M. Sheridan	42,088[5]	*
George R. Bracken	144,898[6]	*
Gregory P. Cook	15,784[7]	*
All executive officers and directors as a group (7 in number)	35,044,097[8]	75.2%

*	Less than 1%.
[1]	Includes 33,302,246 shares held by IBS. Also includes 27,056 shares held by the wife of Mr. Caporella as to which Mr. Caporella disclaims beneficial ownership.
[2]	Includes 41,640 shares issuable upon exercise of currently exercisable options.
[3]	Includes 20,456 shares issuable upon exercise of currently exercisable options.
[4]	Includes 22,018 shares issuable upon exercise of currently exercisable options.
[5]

Includes 32,704 shares held by the Stanley M. Sheridan Living Trust dated April 10, 1995 of which Mr. Sheridan is trustee and principal beneficiary and 9,384 shares issuable upon exercise of currently exercisable options.

[6]

Includes 133,898 shares held by the George R. Bracken Trust dated February 6, 2015, a revocable trust of which Mr. Bracken is the grantor and trustee, and 11,000 shares issuable upon exercise of currently exercisable options.

[7]	Includes 4,400 shares issuable upon exercise of currently exercisable options.
[8]	Includes 108,898 shares issuable upon exercise of currently exercisable options.

FORWARD-LOOKING STATEMENTS

National Beverage Corp. and its representatives may make written or oral statements relating to future events or results relative to our financial, operational and business performance, achievements, objectives and strategies. These statements are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 and include statements contained in this Information Statement and other filings with the Securities and Exchange Commission and in reports to our stockholders. Certain statements including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “plans,” “expects,” and “estimates” constitute "forward-looking statements" and involve known and unknown risk, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: general economic and business conditions, pricing of competitive products, success of new product and flavor introductions, fluctuations in the costs of raw materials and packaging supplies, ability to pass along cost increases to our customers, labor strikes or work stoppages or other interruptions in the employment of labor, continued retailer support for our products, changes in brand image, consumer preferences and our success in creating products geared toward consumers’ tastes, success in implementing business strategies, changes in business strategy or development plans, government regulations, taxes or fees imposed on the sale of our products, unfavorable weather conditions and other factors referenced in this Information Statement, filings with the Securities and Exchange Commission and other reports to our stockholders. We disclaim an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to National Beverage, Corp., 8100 SW Tenth Street, Suite 4000, Fort Lauderdale, Florida 33324.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at National Beverage, Corp., 8100 SW Tenth Street, Suite 4000, Fort Lauderdale, Florida 33324, (954) 581-0922. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Dated: June __, 2018

By Order of the Board of Directors:

/s/ Nick A. Caporella
Nick A. Caporella
Chairman of the Board
and Chief Executive Officer

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
NATIONAL BEVERAGE CORP.

National Beverage Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.      The name of the corporation is National Beverage Corp. (the “Corporation”). The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 1, 1985.

2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

3.     The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:

FIRST: Name. The name of the Corporation is:

NATIONAL BEVERAGE CORP.

SECOND: Registered Agent. The registered office of the Corporation is to be located at 9 East Loockerman Street, the City of Dover, County of Kent, State of Delaware, 19901. The name of its registered agent at that address is National Registered Agents, Inc.

THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH: Capitalization:

SECTION 1. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is two hundred one million (201,000,000) shares, of which two hundred million (200,000,000) shares shall be common stock, par value $.01 per share and one million (l,000,000) shares shall be preferred stock, par value $1.00 per share.

SECTION 2. Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock are as follows:

The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the following:

(a)     The designation of the series and the number of shares to constitute the series;

(b)     The dividend rate, if any, of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

(c)     Whether the shares of the series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d)     The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

(e)     Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(f)     The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

(g)     The restrictions, if any, on the issue or reissue of any additional preferred stock; and

(h)     The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Corporation.

The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any series of preferred stock.

Subject to the prior or equal rights, if any, of the preferred stock of any and all series stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such preferred stock, the holders of common stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation, ratably according to the number of shares of common stock held, and (iii) to one vote for each share of common stock held on all matters submitted to a vote of stockholders; provided that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificates of designations setting forth the terms of any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificates of designation setting forth the terms of any series of preferred stock). No holder of common stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

SECTION 3. Series C Preferred Stock. The first series of preferred stock shall consist of 150,000 shares designated as the Series C 7% Preferred Stock, having a par value of $1.00 per share, and shall have the following voting power, designations, preferences and rights:

A.     Dividend Rate. The holders of record of shares of the Series C 7% Preferred Stock (the “Series C Preferred Stock”), when and as declared by the Board of Directors out of funds legally available therefor, shall be entitled to receive dividends (the “7% Dividends”) in cash at the rate per share of 7% per annum of the Liquidation Value (as hereinafter defined) thereof, which shall be payable quarterly on the first day of March, June, September and December of each year (the “dividend date”), commencing on the first or such dates occurring at least ten days after the date of original issue (as hereinafter defined) of the Series C Preferred Stock. Dividends on the Series C Preferred Stock shall not be cumulative until November 5, 1988 (the “Dividend Accumulation Date”) on which date dividends on the Series C Preferred Stock shall accrue day by day and shall be cumulative from such date. The foregoing notwithstanding, the 7% Dividends payable on any dividend date during the initial period prior to the Dividend Accumulation Date shall be cumulative if the Net Available Cash Flow (as hereinafter defined) for the fiscal quarter immediately preceding such dividend date equals or exceeds the aggregate amount of 7% Dividends payable on such dividend date. For purposes of this paragraph A, “Net Available Cash Flow” shall mean, for any period, an amount equal to (1) Consolidated Net Income (as defined below) for such period, plus (2) the amount attributable to depreciation and amortization, including the amortization of good will, and other non-cash charges, minus (3) all capital expenditures up to 50% of depreciation made during such period; and “Consolidated Net Income” shall mean the consolidated net income of the Corporation and its consolidated subsidiaries, determined in accordance with generally accepted accounting principles, but excluding (a) any net income or loss of any corporation or other person acquired after December 31, 1985 for any period prior to the date of acquisition and (b) any charge to income by reason of the write-off of good will applicable to businesses acquired by the Corporation prior to December 31, 1985. The amount of any dividends “accrued” on any share of the Series C Preferred Stock at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends “accrued” on any share the Series C Preferred Stock at any date other than a dividend date shall be calculated as the amount of any unpaid dividend accumulated to and including the last preceding dividend date, whether or not earned or declared, calculate on the basis of the annual dividend rate of 7% of the Liquidation Value of such share for the period after such last preceding dividend date to and including the dates of which the calculation is made, based on a 360-day year of twelve 30-day months. “Liquidation Value” shall mean $100 per share.

B.     Redemption.

(a)     Optional Redemption. The Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time at the redemption price per share equal to the Liquidation Value per share of Series C Preferred Stock to be redeemed, plus accrued and unpaid dividends to the date of redemption.

(b)     Selection of Shares for Redemption. In the event that at any time less than all the shares of Series C Preferred Stock outstanding are to be redeemed, the shares to be redeemed may be selected pro rata or by lot, or by such other equitable method as may be determined by the Board of Directors. The Corporation shall not redeem any shares of the Series C Preferred Stock pursuant to this paragraph (b) unless all dividends accrued on the shares of the Series C Preferred Stock through the Redemption Date shall have been paid or declared and a sum sufficient for the payment thereof set apart.

(c)    Notice of Redemption; Cancellation of Shares. Notice of any redemption, specifying the time and date of redemption (the “Redemption Date”) and the place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of any shares of the Series C Preferred Stock to be redeemed, at his last address as the same appears on the books of record of the Corporation, at least 30 days prior to the date designated for redemption. If less than all the shares of the Series C Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares. If such notice of redemption shall have been duly mailed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents for such stock, and if on or before the Redemption Date for such stock all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of the holders of the Series C Preferred Stock whose shares are to be redeemed, so as to be available therefor, then, subject to the provisions of Section C below from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of the Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates; and after the Redemption Date such shares shall not be transferable on the books of the Corporation. If less than all the shares of the Series C Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to the holder.

C.     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holder of Common Stock or of any class of stock or series of any class of stock ranking junior to the Series C Preferred Stock in respect of distribution of assets in liquidation, the holders of the Series C Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100 per share of the Series C Preferred Stock, plus all dividends accrued thereon (whether or not earned or declared) to the date of payment.

In the event the assets of the Corporation available for distribution to the holders of shares of the Series C Preferred Stock upon dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding paragraph, no such distribution shall be made to holders of any shares of any other class or series of any class of capital stock of the Corporation ranking on a par with the shares of the Series C Preferred Stock upon such dissolution, liquidation or winding up, unless a distribution is also made to the holders of the shares of the Series C Preferred Stock, in an amount such that the ratio of the distribution made to the holders of the Series C Preferred Stock to the distribution to which such holders are entitled is no less than the ratio of the distribution made to holders of such other class or series to the distribution to which the holders of all such other class of series are entitled upon such dissolution, liquidation or winding up.

Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of Common Stock or any other class or series of class of capital stock of the Corporation ranking junior to the Series C Preferred Stock with respect to the distribution of assets in liquidation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed or caused to be mailed by the Corporation by certified or registered mail, return receipt requested, not less than 60 days prior to the payment date stated therein, to each holder of record of any share of the Series C Preferred Stock at his address as the same appears on the books of record of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the authorized number of shares of any class or series of class of capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this Section C.

D.     Restrictions on Dividends and Other Stock Payments.

(a)      So long as any shares of the Series C Preferred Stock are outstanding, the Corporation will not declare any dividend (other than a dividend payable in Common Stock) on the shares of any class of capital stock of the Corporation with rights to receive dividends subordinate to the dividend rights of the Series C Preferred Stock and will not make any other payment with respect to any such other class of stock unless, after giving effect to such dividend or payment at the date of declaration, in the case of a dividend, or at the date of payment or distribution in the case of any other such payment, all cumulative dividends accrued on all shares of this Series C Preferred Stock for all past dividend periods shall have been paid and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

(b)      So long as any shares of the Series C Preferred Stock are outstanding, the Corporation will not declare any dividend on the shares of any class of capital stock with rights to receive dividends on parity with the dividend rights of the Series C Preferred Stock in respect to any dividend period unless (i) all cumulative dividends accrued on all shares of the Series C Preferred Stock for all past dividend periods shall have been paid and (ii) the full dividend thereon for the then current dividend period shall simultaneously have been paid or shall have been declared and a sum sufficient for the payment thereof set apart, except that, at any time when dividends on the shares of the Series C Preferred Stock shall be in arrears and shall also be in arrears on any other class or series of class of the capital stock of the Corporation with rights to receive dividends on parity with the dividend rights of the Series C Preferred Stock, the Corporation may make dividend payments in respect of such other class or series of class of capital stock provided that such payments shall be made ratably in proportion to the amounts which would be payable on all such shares if all cumulative dividends accrued thereon were declared and paid in full to the then current dividend payment date in respect to the Series C Preferred Stock.

E.     Voting.

(a)      Except as provided herein or as required by applicable law, the holders of shares of the Series C Preferred Stock shall not have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which holders of the Series C Preferred Stock shall be entitled to vote as provided herein, such holders of the Series C Preferred Stock shall be entitled to one vote for each such share held.

(b)      Whenever cumulative dividends on shares of the Series C Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends commencing on or after November 5, 1988, the holders of shares of the Series C Preferred Stock (voting as a class together with the holders of all other series of preferred stock upon which like voting rights have been conferred and are then exercisable) will be entitled to vote for the election of two directors of the Corporation on the terms set forth below until, the case of the Series C Preferred Stock, all cumulative dividends accumulated on shares of the Series C Preferred Stock shall have been paid in full. Holders of all series of preferred stock which are granted such voting rights will vote as a class, and each holder of the Series C Preferred Stock will have one vote for each share of stock held and the holders of any other series of preferred stock entitled to elect such directors will be entitled to such number of votes, if any, for each such share of stock held as may be granted to them. In such case, the holders of shares of the Series C Preferred Stock (and holders of such other series of preferred stock) will have the exclusive right as a class to elect two directors at each successive annual meeting of stockholders unless such right shall have terminated. The two directors to be so elected may be in addition to the number of directors theretofore authorized to be elected by the holders of the Common Stock. Upon any termination of the right of the holders of the Series C Preferred Stock (and holders of such other series of preferred stock) as a class to vote for directors, the term of office of all directors then in office elected by the holders of the Series C Preferred Stock will terminate immediately (subject to any right of holders of such other series of preferred stock).

(c)     Unless the vote of the holders of a greater number of shares of the Series C Preferred Stock shall then be required by law, the consent of the holders of at least a majority of all of the shares of the Series C Preferred Stock at the time outstanding, given in person or by proxy, by a vote at a meeting called for the purpose, at which the holders of shares of the Series C Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating any issuance of a series of preferred stock which by its terms does not rank junior to or pari passu with the Series C Preferred Stock.

(d)     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series C Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

F.     Par Value; Stated Capital. The par value of the Series C Preferred Stock shall be $1.00 per share and the stated capital of the Series C Preferred Stock shall be the aggregate par value thereof.

G.     Status of Redeemed Shares. Any shares of the Series C Preferred Stock which at any time shall have been redeemed pursuant to paragraph B hereof shall after such redemption have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

FIFTH: Board of Directors.

SECTION 1. Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors, subject to any right of the holders of any series of preferred stock to elect additional directors, shall be fixed from time to time by the Board but shall not be less than three.

SECTION 2. Classification. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the first election of directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and the directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board shall decide which class shall contain an unequal number of directors. Notwithstanding the foregoing, whenever holders of any shares of preferred stock, or any series thereof, shall be entitled, voting separately as a class, to elect any directors, all directors elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of stockholders and the terms of all directors so elected by such holders shall expire at the next succeeding annual meeting of stockholders.

SECTION 3. Advance Notice. In addition to the right of the Board to make nominations for the election of directors, and subject to the rights of the holders of any series of preferred stock, nominations for the election of directors may be made by the holder of any shares of stock of the Corporation entitled to vote in the election of directors if such holder complies with applicable law, all the provisions of this Section 3 and the applicable requirements provided from time to time in the By-Laws.

(a)     Advance notice of such proposed nomination or nominations shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. Nominations of persons for election to the Board of Directors may be made by a stockholder at a special meeting of stockholders at which directors are to be elected only if notice of the proposed nomination or nominations shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 90th day before such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a meeting for which notice has been given, commence a new time period for the giving of a stockholder’s notice.

(b)     Each notice given under subsection (a) of this Section 3 shall set forth (i) the name and business address of each stockholder who intends to make the nomination or nominations; (ii) representations that each such stockholder (A) is a holder of record of shares of stock of the Corporation as of the time of the giving of such notice and will be a holder of record of shares of stock as of the record date for purposes of determining the stockholders entitled to vote at such meeting and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of any and all arrangements or understandings between each such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (iv) such additional information set forth in Article II, Section 2.2(d)(2) of the By-Laws or successor provision thereof (as modified or supplemented from time to time) and an undertaking to supplement such information in the manner and at the times required by such Section 2.2(d) (or successor provision thereof); and (v) such other information regarding each nominee proposed by each such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and the signed and authenticated written consent of each nominee to serve as a director of the Corporation if elected. In addition, each stockholder giving such notice shall promptly provide any and all other information reasonably requested by the Corporation.

(c)     The nominations made by a stockholder may only be made at a meeting of the stockholders of the Corporation called for the election of directors at which such stockholder is present in person or by proxy, and can only be made by a stockholder who has theretofore fully complied with the notice provisions of subsections (a) and (b) of this Section 3 and the applicable requirements provided from time to time in the By-Laws. For purposes of this Section 3, “public announcement” shall have the meaning given that term in the By-Laws.

(d)     The presiding officer of the meeting may in his or her discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the nomination shall be disregarded.

SECTION 4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from an increase in the authorized number of directors and vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

SECTION 5. Removal. Any director or the entire board of directors may be removed, with or without cause, by the vote of a majority of the shares then entitled to vote at an election of directors; provided, however, if the holders of any class or series of shares are entitled to elect one or more directors, no director so elected may be removed without cause unless such removal receives a majority of the votes of such class or series that were entitled to vote on the election of such director.

SECTION 6. Ballots. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

SIXTH: Reserved

SEVENTH: Reserved

EIGHTH: Liability of Directors. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when the provision becomes effective. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

NINTH: Indemnification and Advancement of Expenses.

SECTION 1. Indemnification. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article Ninth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such person or repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article Ninth or otherwise. Notwithstanding the preceding provisions of this paragraph, and except as provided in the next section with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a person entitled to indemnification pursuant to this paragraph in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Right of Indemnitee to Bring Suit. If a claim for indemnification (including advancement of expenses) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the person entitled to indemnification (or advancement, as applicable) pursuant to this Article may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the person entitled to indemnification (or advancement, as applicable) shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a person to enforce a right to indemnification under this Article (but not in a suit to enforce a right to an advancement of expenses) it shall be a defense that such person has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that the person advanced expenses has not met any applicable standard for indemnification set forth in the DGCL. The following shall not be a defense in any suit brought by any person to recover an advancement of expenses pursuant to this Article and shall not create a presumption in any suit (whether or not brought by such person) that such person has not met the applicable standards of conduct required by the DGCL to obtain indemnification pursuant to this Article: (1) the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination that such person has met the applicable standard of conduct set forth in the DGCL, and (2) an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that such person has not met such applicable standard of conduct. The Corporation shall bear the burden of proving that such person is not entitled to be indemnified or advanced expenses under this Article.

SECTION 3. Nonexclusively. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprises against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

TENTH: Amendment of By-Laws. The Board shall have power to make, amend and repeal the By-Laws. Any By-Laws made by the Board under the powers conferred hereby may be amended or repealed by the Board or by the stockholders.

ELEVENTH: Amendment of Certificate of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on the date set forth below.

National Beverage Corp.

By:        _________________________________

[Name]

[Title]

Dated:____________________________